NSAR ITEM 77O
April 1, 2001 - September 30, 2001
VK Aggressive Growth Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1           Tellium       Thomas Weisel      24,000  0.267      5/17/01
                               Partners LLC

    2         Peabody Energy   Lehman Brothers   87,400  0.583      5/21/01
                Energy Corp

    3         Kraft Foods, Inc  Credit Suisse    75,200  0.027      6/12/01
                                 First Boston

    4         Willis Group      Salomon Smith    27,900  0.140      6/11/01
              Holdings          Barney

5         Odyssey Re        Bear, Stearns   158,800  0.926      6/14/01
Holdings          & Co. Inc.

6         Phoenix           A.G. Edwards    109,500  0.224%     6/19/01
          Companies         & Sons, Inc.



Underwriters for #1
Morgan Stanley & Co. Incorporated
Thomas Weisel Partners LLC
UBS Warburg LLC
CIBC World Markets Corp.
Wit SoundView Corporation
Robert W. Baird & Co. Incorporated
Dain Rauscher Wessels
A.G. Edwards & Sons, Inc.
First Albany Corporation
Edward D. Jones & Co., L.P.
Neuberger Berman LLC
Brad Peery Inc.

Underwriters for #2
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
A.G. Edwards & Sons, Inc.
ABN AMRO Rothschild LLC
Fidelity Capital Markets, a division of National Financial Services LLC Prudential Securities Incorporated
Robertson Stephens, Inc.
Scotia Capital (USA) Inc.
SG Cowen Securities Corporation
Stifel, Nicolaus & Company, Incorporated
Cazenove Inc.
Chatsworth Securities LLC
Fahnestock & Co. Inc.
First Southwest Company
Johnson Rice & Company L.L.C.
Edward D. Jones & Co. L.P.
Petrie Parkman & Co.
Sanders Morris Harris
Lehman Brothers International (Europe)
Bear, Stearns International Limited
Merrill Lynch International
Morgan Stanley & Co. International Limited
UBS AG, acting through its business group UBS Warburg
Cazenove & Co.

Underwriters for #3
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
Deutsche Banc Alex Brown Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
BNP Paribas
HSBC Securities (USA) Inc.
Lehman Brothers inc.
Blaylock & Partners, L.P.
Dresdner Kleinwort Wasserstein Securities LLC
Prudential Securities Incorporated
Ramirez & Co., Inc.
Sanford C. Bernstein & Co., Inc.
Utendahl Capital Partners, L.P.
ABN AMRO Rothschild LLC
Credit Lyonnais Securities (USA) Inc.
ING Barings Corp.
Robertson Stephens, Inc.
SG Cowen Securities Corporation
Muriel Siebert & Co., Inc.
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Davenport & Co. LLC
A.G. Edwards & Sons, Inc.
Invemed Associates, LLC
Adams, Harkness & Hill, Inc.
Advest Inc.
Robert W. Baird & Co. Incorporated
Banca Akros S.p.A. - Gruppo Banca Popolare di Milano S.c.a.r.l.
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.
BBVA Securities Inc.
M.R. Beal & Company
William Blair & Company, L.L.C.
BOE Securities, Inc.
The Chapman Company
Chatsworth Securities LLC
Crowell, Weedon & Co.
CSFBdirect Inc.
Danske Securities
D.A. Davidson & Co.
Doley Securities, Inc.
Fahnestock & Co. Inc.
Gardner Rich & Company, Inc.
Gruntal & Co., L.L.C.
Guzman & Company
Intesa Bci
Jackson Securities Incorporated
Janney Montgomery Scott LLC
C.L. King & Associates, Inc.
Lebenthal & Co., Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets
May Davis Group
McDonald Investments Inc., a KeyCorp Company
Melvin Securities, LLC
Mizuho International plc
Neuberger Berman, LLC
Ormes Capital Markets, Inc.
Parker/Hunter Incorporated
Pryor, Counts & Co., Inc.
Raymond James & Associates, Inc.
Redwood Securities Group Inc.
Sanders Morris Harris
Santander Securities
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Sturdivant & Co., Inc.
Tucker Anthony Incorporated
The Williams Capital Group, L.P.

Underwriters for #4
Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC
BNP Paribas
Cochran, Caronia Securities LLC
Conning & Company
Dowling & Partners Securities, LLC
A.G. Edwards & Sons, Inc
Epoch Partners
First Union Securities, Inc.
Fox-Pitt, Kelton Inc.
Friedman, Billings, Ramsey
Janney Montgomery Scott LLC
Keefe, Bruyette & Woods, Inc.
Legg Mason Wood Walker, Incorporated
Neuberger & Bergman
Shemano Group
Muriel Siebert & Co. Inc.

Underwriters for #5
Banc of America Securities LLC
CIBC World Markets Corp.
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
BMO Nesbitt Burns Corp.
Cochran, Caronia & Co. Inc.
Ferris, Baker Watts, Inc.
Fox-Pitt, Kelton Inc.
Janney Montgomery Scott LLC
Keefe, Bruyette & Woods, Inc.
Legg Mason Wood Walker, Incorporated
RBC Dominion Securities Corporation
Scotia Capital (USA) Inc.

Underwriters for #6
Morgan Stanley & Co., Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons, Inc.
Bear, Stearns & Co. Inc.
Deutsche Banc Alex. Brown Inc.
UBS Warburg LLC
ABN AMRO Incorporated
Advest, Inc.
Banc of America Securities LLC
Barrington Research Associates, Inc.
BMO Nesbitt Burns Corp.
BNY Capital Markets, Inc.
Conning & Company
Dresdner Kleinwort Wasserstein
Fox-Pitt, Kelton Inc.
Janney Montgomery Scott LLC
Edward D. Jones & Co. L.P.
Keefe, Bruyette & Woods Inc.
Morgan Keegan & Company, Inc.
Neuberger Berman, LLC
Putnam, Lovell & Thorton Inc.
Wachovia Securities, Inc.
The Williams Capital Group, L.P.